                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 2-74613 on Form S-16 and No. 33-66474 on Form S-8 of EnergySouth, Inc. (the "Company"), as successor to Mobile Gas Service Corporation, and No. 333-02271 on Form S-3 of the Company, of our report dated November 6, 2002, appearing in this Annual Report on Form 10-K of the Company for the year ended September 30, 2002.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Atlanta, Georgia
December 20, 2002